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                                                                    EXHIBIT 99.1

[LOGO]

                                      Contact: Investor Relations (303) 691-4350
                                                              Investor@aimco.com
                                                                 Jennifer Martin
                                              Vice President--Investor Relations
                                                                  (303) 691-4440

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                             ANNOUNCES 2003 OUTLOOK

DENVER, COLORADO, December 19, 2002

    Apartment Investment and Management Company (NYSE: AIV) ("Aimco") announced today its Outlook for the fourth quarter and full year 2002 and full year 2003. Aimco will host a live Webcast on January 9, 2003 at noon EST, at which time management will provide further details of Aimco's 2003 operating plan. The Webcast will be available live and for replay through Aimco's Website at:
Aimco.com/about/03Outlook.asp.

FOURTH QUARTER AND FULL YEAR 2002

    Aimco expects fourth quarter and full year 2002 financial results to be within the range of results projected in the Outlook Summary dated November 4, 2002 (Schedule XII of the Earnings Release Supplement). The high end of expected results has been reduced by $0.04 per share due principally to lower net transaction income. With this adjustment, Aimco expects:

    - Funds From Operations ("FFO") for the fourth quarter and full year 2002 to be $1.04 to $1.10 and $4.63 to $4.69 per share, respectively.

    - Adjusted Funds From Operations ("AFFO") for the fourth quarter and full year 2002 to be $0.86 to $0.92, and $3.80 to $3.86 per share, respectively.

    - "Same Store" net operating income to decline 5% to 6% in the fourth quarter compared with the same period last year, and "Same Store" net operating income to decline 2.0% to 2.5% for 2002 compared with 2001.

2003 OUTLOOK

    Aimco has assumed a range of results for its 2003 Outlook. The range is based on the uncertain timing of an economic recovery and, specifically, associated apartment demand. The lower end of Aimco's Outlook assumes economic conditions unchanged from the fourth quarter of 2002. In this scenario, "Same Store" revenue remains flat with no assumed changes in occupancy and rent from the fourth quarter 2002, and results in a decline in net operating income (NOI) of approximately 4% for 2003 compared with 2002. The upper end of Aimco's Outlook also assumes no economic recovery but does include seasonal increases in "Same Store" occupancy, which ranges from 91% to 93% during the year and averages 92%, and results in a 1% decline in NOI for 2003 compared with 2002.
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                        2003 OUTLOOK SUMMARY (PER SHARE)

                                          2003 OUTLOOK                     2002 OUTLOOK                     2003 V. 2002
                                       PER SHARE RANGE(1)               PER SHARE RANGE(1)                    VARIANCE
                                 ------------------------------   ------------------------------   ------------------------------
Operating FFO(2)...............   $ 3.96       to       $ 4.12     $ 4.22       to       $ 4.24     $(0.26)      to       $(0.12)
Transaction FFO(3).............     0.24       to         0.30       0.41       to         0.45      (0.17)      to        (0.15)
                                  ------                ------     ------                ------     ------                ------
  Total FFO....................   $ 4.20       to       $ 4.42     $ 4.63       to       $ 4.69     $(0.43)      to       $(0.27)
Capital replacements(4)........    (0.78)      to        (0.76)     (0.76)      to        (0.76)     (0.02)      to           --
                                  ------                ------     ------                ------     ------                ------
  AFFO before capital
    enhancements...............   $ 3.42       to       $ 3.66     $ 3.87       to       $ 3.93     $(0.45)      to       $(0.27)
Capital enhancements (CE)......    (0.06)      to        (0.04)     (0.07)      to        (0.07)      0.01       to         0.03
                                  ------                ------     ------                ------     ------                ------
  AFFO.........................   $ 3.36       to       $ 3.62     $ 3.80       to       $ 3.86     $(0.44)      to       $(0.24)
Dividend(5)....................   $ 3.28                $ 3.28     $ 3.28                $ 3.28
Dividend payout ratio (before
  CE)(6).......................       96%      to           90%        85%      to           83%
Share count (mm):
  FFO..........................      112                              113
  AFFO(4)......................      108                              108

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(1) Per share data are non-GAAP measures commonly used in addition to EPS, which is a financial reporting measure under GAAP. FFO and AFFO per share should not be considered substitutes to GAAP measures as indicators of Aimco's performance. GAAP EPS projections will be available in the first quarter 2003.

(2) See 2003 Outlook Assumptions schedule under Operating FFO Assumptions for detail.

(3) See 2003 Outlook Assumptions schedule under Transaction FFO Assumptions for detail.

(4) Due to anti-dilutive adjustments, the share count used for AFFO is lower than for FFO.

(5) Dividends are determined and declared by the Board of Directors on a quarterly basis. For purposes of this 2003 Outlook Summary, we have assumed no change in the common share dividend.

(6) The payout ratio is based on AFFO before capital enhancements, which are discretionary expenditures.

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                            2003 OUTLOOK ASSUMPTIONS

                                                                        OUTLOOK RANGE
                                                              ---------------------------------
                                                                  LOW                    HIGH
                                                              -----------              --------
OPERATING FFO ASSUMPTIONS
  REAL ESTATE OPERATIONS
    Conventional
      Same Store
        Occupancy rate (2002 average 93%)...................           91%     to          92%
        NOI (rate of growth v. 2002)........................         -4.0%     to        -1.0%
      Acquisitions 2002 NOI (incremental contribution, $mm)
        (1).................................................  $         5      to       $    6
  INVESTMENT MANAGEMENT ($MM)
    Property Management.....................................  $        22      to       $   27
  INTEREST INCOME ($MM)
    GP Loan Interest and interest bearing accounts..........  $        25      to       $   27
  GENERAL AND ADMINISTRATIVE ($MM)..........................  $        18      to       $   20
TRANSACTION FFO ASSUMPTIONS
  INVESTMENT MANAGEMENT ($MM)
    Activity Based Fees.....................................  $        20      to       $   25
  INTEREST INCOME ($MM)
    Transactional Income....................................  $         7      to       $    9
CAPITAL EXPENDITURES, INVESTING AND FINANCING
  CAPITAL EXPENDITURES
    Capital Replacements/unit...............................  $       475      to       $  485
    Capital Enhancements/unit...............................  $        25      to       $   40
  INVESTING AND FINANCING ACTIVITIES ($MM)
    Redevelopment (2003 expenditures; expected NOI yield
      %)....................................................  $75 to $100       ;       9%-10%
    Acquisitions............................................  $       200
    Dispositions
      Aimco share...........................................  $       400
      Aimco share of net cash (net of mortgage debt)........  $       200
    Refinancing
      Aimco share...........................................  $       288
      Aimco share of net cash (net of existing mortgage
        debt)...............................................  $        75
    Tenders (Equity component)..............................  $        40

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(1) Increase is compared to fourth quarter 2002 annualized.

FORWARD LOOKING STATEMENTS

    Aimco has prepared this press release in an effort to provide investors with information regarding Aimco's expected results for 2002 and outlook for 2003. This press release contains forward-looking information under the Federal securities laws. Actual results may differ materially from those presented. In order to develop its 2003 Outlook, Aimco has made assumptions relating to many factors including, but not limited to, occupancy, rent revenue, estimates of ongoing costs and capital expenditures as set forth in the "2003 Outlook Assumptions". Although Aimco management believes the assumptions underlying its forward-looking statements are reasonable, such information is necessarily subject to uncertainties and involves certain risks, many of which are difficult to predict and are beyond management's control. As such, these statements and information are not guarantees of future performance, and actual results may differ materially from what is expressed or forecast in this press release. Actual results could be affected by a variety of factors including: changes in economic

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conditions, including changes in employment rates and interest rates; government regulations; litigation; competition from other providers of multi-family housing; possible environmental liabilities; insurance losses; failure to meet estimates for property sales; timely completion of development projects; completing the expected transactional activity; and other risks as described in Aimco's filings with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and we assume no obligation to revise or update them to reflect future events or circumstances.

    Aimco is a real estate investment trust headquartered in Denver, Colorado owning and operating a geographically diversified portfolio of apartment communities through 19 regional operating centers. Aimco, through its subsidiaries, operates approximately 1,800 properties, including approximately 327,000 apartment units, and serves approximately one million residents each year. Aimco's properties are located in 47 states, the District of Columbia and Puerto Rico.

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